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                                                                     EXHIBIT 4.1
                         KENNY S&P INFORMATION SYSTEMS
                      A DIVISION OF J. J. KENNY CO., INC.

                                                                NOVEMBER 1, 1996

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NEW JERSEY 08543-9051

THE CHASE MANHATTAN BANK
CUSTOMER SERVICE RETAIL DEPARTMENT
770 BROADWAY--7th FLOOR
NEW YORK, NY 10003-9598

Re: Municipal Investment Trust Fund, Investment Grade Portfolio--3 (BBB Quality or Better), Long Intermediate Term Series, Defined Asset Funds

Gentlemen:

     We have examined the Registration Statement File No. 333-11619, for the above-captioned fund. We hereby acknowledge that Kenny S&P Information Systems, a Division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the fund. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Information Systems, a Division of J. J. Kenny Co., Inc., as evaluator.

     In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the fund portfolio are the ratings indicated in our KENNYBASE database as of the date of the Evaluation Report.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          F. A. SHINAL
                                          Vice President
                                          Chief Financial Officer